6.13 AWG, LTD. INCENTIVE STOCK OPTION PLAN (ISO PLAN)

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                    AWG, Ltd. Incentive Stock Option Plan
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This Stock Option Plan (the "Plan") is made and entered into on January 13,
1998, by AWG, Ltd., a Nevada corporation (the "Company").

Recitals:

The following recitals form the underlying basis of this Agreement, and will be construed as an integral part of this Plan:

A. Company desires to induce its eligible employees to have the highest regard for the success of the Company, and to reward the loyalty and efforts of its eligible employees.

B. This Plan is intended to qualify as an incentive stock option plan under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

Therefore, the Company adopts the following Plan:

1. Number of Shares Available for Incentive Stock Options. The Plan will make up to 500,000 shares of common stock of the Company available.

2. Annual Limit On Exercise of Options. To the extent that the aggregate fair market value (determined at the time that the option is granted) of stock which may be purchased under an ISO during any calendar year exceeds $100,000.00, the options with respect thereto (only with respect to the portion attributable to stock with a fair market value in excess of $100,000) shall not be treated as incentive stock options. For example, if the employee is granted an ISO to purchase 10,000 shares of the Company's stock, and if the employee is permitted to exercise 2,500 shares in each of four successive calendar years, and if the fair market value on the date of exercise was $50 per share, only the first $100,000 (in value) of shares issued in each year will be treated as stock acquired pursuant to an ISO. The balance, of $25,000 (in value) of shares received in each calendar year will not be treated as stock acquired pursuant to an ISO.

3.          Administration of the Plan

            3.1. The Board. The Plan shall be administered by the Board; provided, however, that the Board shall have the right to amend the Plan, in accordance with Section 20.1, to provide for the administration of the Plan by a committee of the Board.

            3.2. Powers of the Board. Subject to the terms and provisions of the Plan, the Board shall have authority, in its discretion, to determine (i) the employees to whom Options shall be granted (the "Optionees"), (ii) the time when such Options shall be granted, (iii) the number of Options to be granted to each Optionee, (iv) the exercise price of each Option, (v) the period(s) during which such Options shall be exercisable (whether in whole or in part), and (vi) the other provisions thereof (which need not be identical). Subject to the terms and provisions of the Plan, the Board also shall have the authority to construe the Plan and Options granted thereunder, to amend the terms of the Plan and the "Option Agreements" (as that term is hereinafter defined) entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the



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Plan, to determine the terms and provisions of the respective Option
Agreements (which need not be identical) and to make all other determinations necessary or advisable for administering and effectuating the purposes of the Plan. The Board shall have the authority to require, in its discretion, that the Optionee agree not to sell or otherwise dispose of Common Stock acquired pursuant to the exercise of any Option for a period of up to six months if such sale or other disposition would subject the Optionee to liability under
Section 16 (b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            3.3. Outside Counsel. The Board may employ such legal counsel, consultants and advisors as it may deem desirable for the administration of the Plan and may conclusively rely upon any opinion or computation received from any such counsel, consultant or advisor. Expenses incurred by the Board in the engagement of such counsel, consultant or advisor shall be paid for by the Company.

            3.4. Liability of the Board. No member of the Board shall be liable for any action, failure to act or determination made with respect to the administration of the Plan or any Options granted hereunder; provided that such action, failure to act or determination is made in good faith and in accordance with terms and provisions of the Plan.


4. Employment. Notwithstanding anything to the contrary contained herein, the Optionee must be employed by the Company, or any subsidiary of the Company, at all times during the period beginning on the date that the option is granted and through and including the date that the option is exercised; except, however, that:

            (a) in the case of an employee who is disabled (within the meaning of Internal Revenue Code Section 22(e)(3)), the Optionee need not be employed by the Company (or a parent or subsidiary of the Company) upon the date of exercise, so long as the date of exercise is within the one year period following the Optionee's date of termination and so long as the Optionee was disabled at the time that his employment terminated;

            (b) in the case of an employee's death, the employment requirement is waived as to the date of exercise.

            Employment is deemed to continue during any period in which the employee is on military, sick, or other authorized leave of absence not in excess of 90 days (or longer if the employee's right to return to work is guaranteed by contract or by applicable law).

5. Death of Optionee. In the case of the death of the Optionee, his option may be exercised after his death by the deceased Optionee's estate, or by a person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, within the six month period following the date of the Optionee's death. In such event, the employment requirement for the date of exercise (see section entitled "Employment") shall not apply and the holding period requirement (see section entitled "Holding Period") shall not apply. The holding period does apply where the employee dies after he exercises his option. Also, although the employment requirement no longer applies, the employee must have satisfied the employment

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requirement at the time of his death; accordingly, his death must have occurred during his period of employment (or within one year after his period of employment if he was disabled within the meaning of Internal Revenue Code
Section 22(e)(3) at the time that his employment terminated).

6. 10% Stock Ownership Rule. An employee will not be eligible to receive an ISO if he owns more than 10% of the total combined voting power or value of all classes of stock of the Company (or its parent or subsidiaries) at the time that the option is granted. Since the 10% ownership limitation applies at the time that the option is granted, an employee is not disqualified if he acquires additional stock (including stock received upon exercise of the option) after the date on which the ISO is granted.

7.          Grant of Options

            7.1. Shares Subject to the Plan. Shares of Common Stock issued upon the exercise of outstanding Options may be (i) authorized but unissued shares of Common Stock, (ii) issued shares of Common Stock which are held in the Company's treasury or (iii) any combination thereof. If any Options granted under the Plan shall expire, terminate or be canceled prior to their exercise in full, the number of shares of Common Stock for which such Options have not been exercised shall again become available for grant pursuant to the terms and provisions of the Plan. The Board may grant more than one Option to an individual during the term of the Plan. Subject to the general terms and provisions of the Plan, Options shall be exercisable at the price, during the period, and in accordance with any other terms or conditions, specified by the Board at the time the Option is granted.

            7.2. Period of Grant of Options. Options may be granted at any time after the Plan has been duly adopted by the Shareholders of the Company.

            7.3. Option Agreement. Each Option shall be evidenced by an option agreement ("Option Agreement") containing terms and provisions (which need not be identical) established by the Board and, in all cases, consistent with the terms and provisions of the Plan.

            7.4. Anti-dilution Provisions. In the event of any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination, exchange of shares, or other like change in the capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Common Stock" after any such change shall refer to the securities, cash and/or property then receivable upon the exercise of an Option. In addition, in the event of any such change, the Board shall make any further adjustment as may be appropriate to the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock and the price per share of Common Stock subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board with respect to these matters shall be conclusive.


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            7.5.        Change in Control

                        7.5.1. Upon the occurrence of a "Change in Control"
            (as defined below) of the Company, each outstanding Option which is owned by an Optionee and which is not then exercisable in full shall immediately become exercisable.

                        7.5.2. The Board, in its discretion, may determine
            that, upon the occurrence of a Change in Control of the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the Optionee, and such Optionee shall receive, with respect to each share of Common Stock subject to such Option, cash (or consideration which may be the same consideration received by stockholders of the Company in the transaction constituting the Change in Control) in an amount equal to the excess of the fair market value of such Common Stock immediately prior to the occurrence of the Change in Control, as determined in good faith by the Board, over the exercise price per share of Common Stock underlying such Option. The provisions contained in this subsection 7.5.2 shall be inapplicable to an Option granted within the six-month period next preceding the occurrence of the applicable Change in Control if (i) the holder of such Option is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16
            (a) of the Exchange Act and (ii) Section 16 (b) of the Exchange Act is applicable to such holder, unless such holder dies or becomes disabled (as determined by the Board) prior to the expiration of such six-month period.

                        7.5.3. For purposes of the Plan, a "Change in
            Control" of the Company shall be deemed to have occurred if:

                                (i)    A change in control of the direction
                                       and administration of the Company's
                                       business of a nature that would be
                                       required to be reported in response to
                                       Item 6 (e) of Schedule 14A of
                                       Regulation 14A (or any successor rule
                                       or regulation) promulgated under the
                                       Exchange Act shall have occurred,
                                       whether or not the Company is then
                                       subject to such reporting requirement;

                                (ii)   Any "person" (as such term is used in
                                       Section 13 (d) and 14 (d) (2) of the
                                       Exchange Act) is or becomes the
                                       "beneficial owner" (as defined in Rule
                                       13d-3 under the Exchange Act),
                                       directly or indirectly, of securities
                                       of the Company representing 50% or
                                       more of the combined voting power of
                                       the Company's outstanding securities
                                       then entitled (and apart from rights
                                       accruing under special circumstances)
                                       to vote generally for the election of
                                       directors;

                                (iii)  The Board shall approve a sale of all
                                       or substantially all of the assets of
                                       the Company and its Subsidiaries
                                       (taken as a whole); or

                                (iv)   The Board shall approve any merger,
                                       consolidation, or like business
                                       combination transaction or
                                       reorganization of the Company, the
                                       consummation of which would result in
                                       the occurrence of any one or more of
                                       the events described in clauses (i)
                                       through (iii) above.

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            The public offering and sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall not be deemed to constitute a Change in Control of the Company.

8. Exercise Period. Each option, granted under the Plan, must be exercised prior to the 10- year anniversary of the date on which the option is granted or the date this Plan is adopted by the shareholders of the Company, whichever first occurs . Each option, granted under the Plan, may not be exercised prior to the expiration of the six-month anniversary of an employee's first day of employment.

9. Holding Period. Upon exercise of an ISO, no "Disposition" (as such term is defined below) of the acquired stock may be made by the Optionee either (a) within the two year period after the option is granted, and/or (b) within one year after the stock is transferred to him. This holding period requirement does not apply to options that are exercised after the employee's death.

            The term "Disposition" is defined as a lifetime transfer of legal title, whether by sale, exchange, or gift, but not including:

            (a) a transfer occurring as a result of the employee's death, whether by bequest, inheritance, or from the decedent to his estate;

            (b) a transfer from an employee to a joint tenancy (with the right of survivorship), of which the employee is a joint tenant;

            (c)         a pledge or hypothecation;

            (d) a transfer to a reversionary trust where the trustee has no authority to sell or otherwise dispose of the stock and where the trustee must redeliver the stock to the grantor upon expiration of the trust term;

            (e) a transfer to a spouse, or to a former spouse if incident to divorce, (or in trust for the benefit of the spouse or former spouse);

            (f) a transfer by an insolvent Optionee to a trustee, receiver, or any other similar fiduciary in any proceeding under title 11 or any similar insolvency proceeding, and/or any other transfer for the benefit of creditors in such proceeding;

            (g) any other transfers which may be permitted from time to time under Internal Revenue Code Section 422, the effect of which does not cause the option to be other than an ISO.

10. Non-Transferability. Each option will be non-transferable by the Optionee otherwise than by will or the laws of descent and distribution. An option may only be exercised by the Optionee; except, however, in the event of the Optionee's death (as reviewed above).


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11.         Exercise of Option. An Optionee may exercise his option by written notice to the Company (which notice must indicate the number of shares, up to the then remaining and unexercised number of option shares exercisable by him).

12. Option Exercise Price. The exercise price of each share of the option shares (without regard to the date of exercise) shall be equal to and not less than the fair market value thereof as of the date the Option is granted (the "Exercise Price"). Fair market value shall be determined in good faith by the Board, using any reasonable valuation method, without regard to any restriction other than a restriction which, by its terms, will never lapse.

13. Payment of Exercise Price. Upon exercise of the Optionee's Option, the Optionee shall pay to the Company an amount equal to the product of the per share Exercise Price, multiplied by the number of option shares which the Optionee then elects to purchase. The aggregate Exercise Price for all of the option shares which the Optionee elects to purchase will be payable to the Company in immediately available funds (either cash, or by certified or cashier's check made payable to the Company), or by tendering of shares of Common Stock of the Company owned by the Optionee.

14. No Registration. Neither the Plan, nor the shares of Common Stock of the Company which may be purchased under the Plan have been registered under the Securities Act, nor pursuant to any state securities laws, and may not be sold, transferred, pledged, or otherwise disposed of other than pursuant to an effective registration statement under the Securities Act or upon receipt of an opinion of counsel for the Company to the effect that such disposition is in compliance with the Act and applicable state securities laws. By exercise of an employee's rights to purchase the Common Stock of the Company, the Optionee thereby agrees that the shares of common stock of the Company to be acquired by him will be acquired for investment purposes only and not with a view to or for resale in connection with the distribution thereof.

15. Endorsement of Certificates. Each stock certificate representing the option shares (when issued) shall conspicuously bear the following legend:

            The shares of stock represented by this Certificate are subject to the terms and conditions of an Incentive Stock Option Plan, a copy of which is on file in the office of the Secretary of the Company. This Plan provides, among other things, for certain restrictions on the disposition of the shares represented by this Certificate.

            The shares have not been registered under the Securities Act of 1933 (the "Securities Act") or applicable state securities laws. Accordingly, in addition to such other restrictions, the shares (including any lesser number thereof) may not be sold or offered for sale, pledged, hypothecated or otherwise transferred except:

            (a)         pursuant to Rule 144 of the Securities Act,

            (b) if such shares shall be covered by a registration statement effective under the Securities Act and applicable state securities laws, or


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            (c)         if the Company has received an opinion of counsel,
                        satisfactory to the Company, that registration under the Securities Act and/or applicable state securities laws is not required to effectuate such transaction.

16. Withholding Taxes. At any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of an Option (the "Tax Date"), except as set forth below, the Optionee may elect to satisfy, in whole or in part, the Optionee's related personal tax liabilities (an "Election") by (i) directing the Company to withhold from the shares of Common Stock having a specified value (in each case not in excess of such related personal tax liabilities), (ii) tendering shares of Common Stock issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the Optionee, or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld shares of Common Stock and other shares tendered in payment should be valued at their fair market value on the Tax Date. The Board may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, shares of Common Stock or exercises. Unless otherwise permitted by the Board, if an Optionee is a person subject to Section 16 of the Exchange Act then (1) any Election by such Optionee must be made (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release of publication of the Company's quarterly or annual summary statements of revenues and income and that ends on the twelfth business day following such date, and (2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant Option was granted six months or less prior to the date of Election. The Board may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

17. Issuance of Shares. No shares of Common Stock shall be issued and delivered upon exercise of any Option unless and until, in the opinion of the Board, any applicable registration requirements of the Securities Act (or exemptions therefrom), any applicable listing or quotation requirements of any national securities exchange or inter-dealer quotation system of a registered national securities association on which shares of the same class of stock is then listed (or admitted to unlisted trading privileges) or authorized to be quoted, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully satisfied.

18. Other Conditions. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery until, in the opinion of said counsel, such sale or delivery shall be lawful. At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making appropriate representations and warranties to the Company and the satisfaction of the Company with the correctness of such representations.


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19.          Purchase for Investment. Except as hereinafter provided, the
Board may require an Optionee, upon the grant of any Option hereunder and upon the exercise of any Option granted hereunder to execute and deliver to the Company a written statement, in form and substance satisfactory to the Board, in which the Optionee represents and warrants that the shares of Common Stock are being acquired for such person's own account, for investment purposes only and not with a view to the resale or distribution of all or any portion thereof. The Optionee shall, at the request of the Board, be required to represent and warrant in writing that, to the extent permitted by the terms of the award, any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares of Common Stock by "Affiliates" of the Company (as defined in Rule 144 (a)
(1) or any successor rule or regulation promulgated under the Securities Act) if the shares of Common Stock being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

20.         General Provisions

            20.1. Amendment. This Plan may be modified or terminated at any time by the Company, without prior notice to any employee; except, no such modification or termination:

                        (a) will affect any rights of any employee pursuant to any options already granted by the Company prior to the effective date thereof, and

                        (b) such modification or termination will require the ratification of the Company's stockholder(s) within one year after the effective date, to the extent required under Section 422 of the Internal Revenue Code of 1986, as amended.


            20.2. Governing Law. This Plan will be governed by, construed, interpreted and enforced in accordance with the laws of the State of Nevada and the Internal Revenue Code of 1986, as amended.

            20.3. No Guarantee of Employment. Neither the Plan, the grant of any Options hereunder nor the execution and delivery of any Option Agreement shall confer on any Optionee any right to continue as an employee of the Company or any of its Subsidiaries, nor shall it interfere in any respect with an Optionee's right or the right of the Company (or any of its Subsidiaries) to terminate at any time such employment.


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            20.4.       Indemnification. Service on the Board shall
                        constitute service as a director of the Company, and members of the Board shall be entitled to indemnification and reimbursement as directors for the Company pursuant to its Certificate of Incorporation or By-laws, as in effect from time to time, and applicable statutes and common law.

            20.5. Compliance with Exchange Act. With respect to persons subject to Rule 16b-3 under the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of such regulation or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.


Signature

In the presence of the witnesses whose signatures appear below, Company has caused this Plan to be duly executed on the date first written above.

Witness:                                  Company:

                                          AWG, Ltd.




                                          By:
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                                               Mack H. Jennings
                                               Its:  President

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